Exhibit 10.2

ASSIGNMENT AND ASSUMPTION OF

AGREEMENT OF PURCHASE AND SALE OF SHOPPING CENTER

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Assignor”), has entered into the Agreement of Purchase and Sale of Shopping Center with the Lakeside Crossing Lynchburg, LLC, a Georgia limited liability company (“Seller”), dated as of October 4, 2013, for the purchase and sale of real property located in the City of Lynchburg, Virginia; as amended by First Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of November 19, 2013; as further amended by Second Amendment to Agreement of Purchase and Sale of Shopping Center, dated as of December 4, 2013; as further amended by Third Amendment to Agreement of Purchase and Sale of Shopping Center dated as of December 17, 2013; as further amended by Fourth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 2, 2014; as further amended by Fifth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 8, 2014; as further amended by Sixth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 16, 2014; as further amended by Seventh Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 30, 2014; as further amended by Eighth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of February 6, 2014; as further amended by Ninth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of February 14, 2014; as further amended by Tenth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of February 21, 2014; and as further amended by Eleventh Amendment to Agreement of Purchase and Sale of Shopping Center dated as of May 23, 2014; (the Agreement of Purchase and Sale of Shopping Center, as amended, is referred to herein as the “Agreement”).

Assignor does hereby sell, assign, transfer, set over and convey unto IREIT LYNCHBURG LAKESIDE, L.L.C., a Delaware limited liability company (“Assignee”), all of its rights, title and interest in the Agreement to Assignee.

Assignor represents and warrants that it is the Purchaser under the Agreement, and that it has not sold, assigned, transferred, or encumbered such interest in any way to any other person or entity. By acceptance hereof, Assignee accepts the foregoing assignment and agrees, from and after the date hereof, to (i) perform all of the obligations of Purchaser under the Agreement, and (ii) indemnify, defend, protect and hold Assignor harmless from and against all claims and liabilities arising under the Agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this instrument as of the date first written above.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption of Agreement of Purchase and Sale of Shopping Center under seal as of the 23 day of May, 2014.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Mark Consenza
Name:	Mark Consenza
Title:	Vice President

ASSIGNEE:

IREIT LYNCHBURG LAKESIDE, L.L.C., a Delaware limited liability company

By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Mary J. Pechous
	Name:	Mary J. Pechous
	Title:	Assistant Secretary

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